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                                                                       Exhibit 1
                                                                       ---------

                               AGREEMENT REGARDING
                        THE JOINT FILING OF SCHEDULE 13G

The undersigned hereby agree as follows:

(i) Each of them is individually eligible to use the Schedule 13G to which this
Exhibit is attached, and such Schedule 13G is filed on behalf of each of them;
and

(ii) Each of them is responsible for the timely filing of such Schedule 13G and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

Dated:  March 28, 2003

                                   COSTA BRAVA PARTNERSHIP III L.P.

                                      By:  Roark, Rearden, & Hamot LLC
                                           its General Partner

                                      By:  /s/ Seth W. Hamot
                                           -------------------------------
                                                Seth W. Hamot
                                                President

                                      SETH W. HAMOT

                                      By:  /s/ Seth W. Hamot
                                           -------------------------------
                                                Seth W. Hamot

                                      ROARK, REARDEN, & HAMOT LLC

                                      By:  /s/ Seth W. Hamot
                                           -------------------------------
                                                  Seth W. Hamot
                                                  President